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                                                                   Exhibit 10.15

                                  SUNOCO, INC.

                                First Amendment
                                       to
               Deferred Compensation and Benefits Trust Agreement

  This First Amendment to Deferred Compensation and Benefits Trust Agreement, dated as of September 3, 1999 (the "First Amendment"), is by and among SUNOCO, INC., a Pennsylvania corporation (the "Company"), BANKERS TRUST COMPANY, a New York banking corporation (the "Trustee"), and TOWERS, PERRIN, FORSTER & CROSBY, INC., a Pennsylvania corporation (the "Recordkeeper"). Initially capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms pursuant to that certain Deferred Compensation and Benefits Trust Agreement, dated as of January 11, 1999, by and among the Company, the Trustee, and the Recordkeeper (the "Trust").

                              W I T N E S S E T H

     WHEREAS, the Company previously has established the Trust, in order to:

          (1) provide an alternative source of funds to assist the Company in meeting its obligations, under certain employee benefit plans, agreements, or other arrangements, to make payments to Plan Participants and their beneficiaries; and

          (2) assure that future payment of such amounts would not be improperly withheld in the event of a change in control of the Company; and

     WHEREAS, it is the intention of the parties to amend the Trust in order to:

          (1) limit the level of funding of the Special Employee Severance Plan so that, upon the occurrence of any Potential Change in Control, only the benefits for those employees then in grades 11 through 13 will be fully funded;

          (2) make the Trust more difficult to amend following any Potential Change in Control; and

          (3) provide that the Trust shall become irrevocable upon the occurrence of any Potential Change in Control.

     WHEREAS, Bankers Trust Company is willing to act as Trustee of the Trust, and Towers Perrin is willing to act as Recordkeeper of the Trust, upon all of the terms and conditions contained in the Trust, as amended hereinafter by this First Amendment.

     NOW THEREFORE, in consideration of the mutual terms, covenants, and conditions herein contained, the mutual benefits to be derived hereunder, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     A. Effective as of September 3, 1999, the Trust is amended as follows:

          (1) by deleting the current Section 2.1 of the Trust in its entirety, and replacing it with the following text:

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                    "2.1 Plans & Agreements Subject to Trust. The plans,
              agreements, and other arrangements that are subject to this Trust (each a "Plan" and, collectively the "Plans") are listed on
              Schedule 2.1 hereto. Prior to a Potential Change in Control of the Company, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may from time to time designate additional such plans, agreements, and other arrangements to be subject to this Trust, or delete any Plan from this Trust. The Company shall immediately notify the Trustee and the Recordkeeper in writing of any such changes. "

          (2) by deleting the current Section 3.2 of the Trust in its entirety, and replacing it with the following text:

                    "3.2 Term and Revocability. The Trust hereby established is revocable by the Company, but shall become irrevocable upon the occurrence of a Potential Change in Control. At any time following the occurrence of a Potential Change in Control of the Company, this Trust may not be terminated either by the Company or the Board of Directors (or any member or committee thereof). Upon or after a Change in Control of the Company, this Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company."

          (3) by deleting the current Section 7.3 of the Trust in its entirety, and replacing it with the following text:

                    "7.3 Company Information. As soon as practicable, but in no event later than fifteen (15) days, following the occurrence of any Potential Change in Control, the Recordkeeper shall identify to the Company in writing the information deemed necessary to enable the Recordkeeper to determine the amount of benefits payable to or with respect to each Plan Participant in each Plan, including any benefits payable after the Plan Participant's death, and the recipient. As soon as reasonably practicable after receiving such communication from the Recordkeeper following any Potential Change in Control, the Company shall furnish the information needed by the Recordkeeper in order to determine the amount of any such benefit, and shall deliver to the Recordkeeper a letter of instructions:

                    (a) describing the terms of each Plan;

                    (b) enclosing a copy of each Plan;

                    (c) listing the names, addresses, and Hay points or grade levels under the salary administration program then in effect, for the Plan Participants (and beneficiaries) covered by each Plan;

                    (d) setting forth the timing, form of distributions, and formula or other methodology for determining the amounts to be paid to each Plan Participant and beneficiary under each Plan; and

                    (e) instructing the Recordkeeper how and from whom to get any other information needed to compute benefits under each Plan.

                    Thereafter, the Company shall regularly, at least annually, furnish revised updated information to the Recordkeeper. In the event the Company refuses or neglects to provide updated Plan Participant information, as contemplated herein, the Recordkeeper shall be entitled to rely upon the most recent information furnished to it by the Company."

          (4) by deleting the current Section 7.4 of the Trust in its entirety, and replacing it with the following text:

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                    "7.4 Payment Schedule. Within forty-five (45) days following a Change in Control or Potential Change in Control (or when the Company otherwise makes contributions to the Trust), the Recordkeeper, on behalf of the Company, shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates:

                    (a) in the case of all Plans, except the Special Employee
                 Severance Plan, the amounts payable (including the fees and expenses incurred by the Plans) in respect of each Plan Participant (and his or her beneficiaries); and

                    (b) in the case of the Special Employee Severance Plan, the amount reasonably expected to be payable thereunder, in order to fully fund the benefits due to those Participants then in grades 11 through 13, together with an explanation of the assumptions used by the Recordkeeper in performing its calculation.

                 The Payment Schedule shall be updated by the Recordkeeper as necessary, but on at least an annual basis, in order to reflect changes therein. Upon the termination of employees entitled to benefits under the Plans, the Company will notify the Recordkeeper, and the Recordkeeper will update the Payment Schedule to indicate those Plan Participants to whom benefits have become payable. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule and shall pay such fees and expenses, unless paid by the Company. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company."

          (5) by deleting the current Section 14.3 of the Trust in its entirety, and replacing it with the following text:

                 "14.3  Amendment or Waiver.

                     (a) Amendment Prior to Potential Change in Control. Prior
                 to the occurrence of any Potential Change in Control, this Trust Agreement may be amended only by a written instrument executed by the Trustee, the Recordkeeper and the Company. In case of conflict between the terms of this Trust Agreement and the terms of the Plans, the terms of the Trust Agreement shall control; provided, however, that:

                         (1) provisions that, in the determination of the
                     Company, affect solely the Trustee may, at the option of both the Trustee and the Company, be amended by a writing executed only by the Company and the Trustee, with a copy of such writing being provided to the Recordkeeper; and

                         (2) provisions that, in the determination of the
                     Company, affect solely the Recordkeeper may, at the option of both the Recordkeeper and the Company, be amended by a writing executed only by the Company and the Recordkeeper, with a copy of such writing being provided to the Trustee.

                     (b) Amendment Following Potential Change in Control. Upon
                 and after the occurrence of any Potential Change in Control, and unless otherwise required by applicable statute or regulation, the following rules will govern amendments and waivers:

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            (1) this Trust Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of at least eighty percent (80%) of the Plan Participants then entitled to receive payments hereunder;

            (2) the parties hereto, together with the consent of not less than eighty percent (80%) of the Plan Participants then entitled to receive payments hereunder, may at any time waive compliance with any of the agreements or conditions contained herein; and

            (3) any agreement on the part of a party hereto or a Plan Participant to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Plan Participant."; and

  B. Effective as of September 3, 1999, the current Schedule 2.1 to the Trust is deleted in its entirety, and replaced with the following text:


    "Schedule 2.1 to the Deferred Compensation and Benefits Trust Agreement
             Benefit Plans and Other Arrangements Subject to Trust

  (1) Sunoco, Inc. Executive Retirement Plan ("SERP");

  (2) Sunoco, Inc. Deferred Compensation Plan;

  (3) Sunoco, Inc. Pension Restoration Plan;

  (4) Sunoco, Inc. Savings Restoration Plan.

  (5) Sunoco, Inc. Special Executive Severance Plan;

  (6) Executive Employment Agreements with:

      (a)   John G. Drosdick        (c)   David C. Shanks

      (b)   Robert W. Owens

  (7) The funding of the Sunoco, Inc. Special Employee Severance Plan necessary to provide full benefits in accordance with the terms of such Plan to only those employees then in grades 11 through 13.

  (8) The entire funding for all the Indemnification Agreements with the executives set forth below shall be Five Million Dollars ($5,000,000) in the aggregate:

     (a)    Robert H. Campbell             (j)  Michael J. McGoldrick

     (b)    John G. Drosdick               (k)  Ann C. Mule'

     (c)    Michael H. R. Dingus           (l)  Rolf D. Naku

     (d)    Bruce G. Fischer               (i)  Robert W. Owens

     (e)    Jack L. Foltz                  (j)  Malcolm I. Ruddock, Jr.

     (f)    Deborah M. Fretz               (k)  David C. Shanks

     (g)    Thomas W. Hofmann              (l)  Sheldon L. Thompson

     (h)    David E. Knoll                 (m)  Charles K. Valutas."

     (i)    Joseph P. Krott

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     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

ATTEST:                                  SUNOCO, INC.
                                           (the "Company")

By: /s/ ELEANOR HARTMAN                  By: /s/ MALCOLM I. RUDDOCK
  ------------------------                  -----------------------------
Name: Eleanor Hartman                       Name: Malcolm I. Ruddock
Title: Secretary                            Title: Treasurer



ATTEST:                                  BANKERS TRUST COMPANY
                                           (the "Trustee")

By: /s/ PHAEDRA BOER                     By: /s/ LAURA L. VANNATA-SIMONE
  ------------------------                  -----------------------------
Name: Phaedra Boer                          Name: Laura L. Vannatta-Simone
Title: Assistant Vice President             Title: Vice President



ATTEST:                                  TOWERS, PERRIN, FORSTER & CROSBY, INC.
                                           (the "Recordkeeper")

By: /s/ EILEEN T. LUTZ                   By: /s/ CLYDE BEERS
 -------------------------                  -----------------------------
Name: Eileen T. Lutz                        Name: Clyde Beers
Title: Adm. Asst.                           Title:  Principal

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COMMONWEALTH OF PENNSYLVANIA  )
                              )  ss.  :
COUNTY OF PHILADELPHIA        )

  On the 29th day of November, in the year one thousand nine hundred and ninety-nine (1999), before me personally came Malcolm I. Ruddock to me known, who being by me duly sworn, did depose and say: that he/she resides in Philadelphia; that he/she is the Treasurer of SUNOCO, INC., the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                              /s/ JEAN M. JONES
                                              -------------------------
                                              Notary Public
                                              (Seal)



STATE OF NEW YORK      )
                       ) ss.  :
COUNTY OF NEW YORK     )

  On the 24th day of December, in the year one thousand nine hundred and ninety-nine (1999), before me personally came Laura Vanatta-Simone to me known, who being by me duly sworn, did depose and say: that he/she resides in Hoboken, NJ; that he/she is the Vice President of BANKERS TRUST COMPANY, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                              /s/ GINA SICONOLFI
                                              ---------------------------
                                              Notary Public
                                              (Seal)


COMMONWEALTH OF PENNSYLVANIA  )
                              )  ss.  :
COUNTY OF PHILADELPHIA        )

  On the 29th day of November, in the year one thousand nine hundred and ninety-nine (1999), before me personally came Clyde Beers to me known, who being by me duly sworn, did depose and say: that he/she resides in Philadelphia; that he/she is the Principal of TOWERS PERRIN, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                              /s/ EILEEN T. LUTZ
                                              --------------------------
                                              Notary Public
                                              (Seal)

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